quadrax
                            Advanced Materials Systems


    FOR IMMEDIATE RELEASE: July 18, 1996

    CONTACT: 	Edward A. Stoltenberg, C.F.O., Quadrax Corporation,
		           	tel. (401) 683-6600

		           	Hal Levine/Marty Cohen, The Levine Group, tel. (212) 682-8875

           QUADRAX CORPORATION GETS INITIAL ORDER FROM CANNONDALE


           PORTSMOUTH, RI--Quadrax Corporation (Nasdaq-Small Cap
       Issues:QDRX) announced today that it received an initial order from Cannondale Corporation (Nasdaq: BIKE), the manufacturer of high performance bicycles.

           Quadrax will provide Cannondale with lightweight, thermoplastic composite handlebars to be marketed under their high-end "CODA" component division for after-market sales and also for use on one line of Cannondale's high-end mountain bikes. The Quadrax composite handlebar is lighter and stronger than traditional handlebars currently available in the market.

          Commenting on the order, Chairman of the Board, James J. Palermo, said, "We are encouraged by Cannondale's decision to use our handlebar. This supports our belief that Quadrax thermoplastic composites will become a key component in high performance sports equipment."

           Scott Montgomery, Cannondale's Vice President of Marketing, added, "We have been working with Quadrax and are very happy to see orders begin to flow. We think this will lead to a bright future together."

           Quadrax Corporation produces thermoplastic composite materials using its proprietary fabrication and manufacturing processes for a wide range of high-performance commercial and consumer products.



          Note: Quadrax's latest news releases are available at no charge by dialing 1-800-758-5804, ext. 728452, or at
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        Quadrax Corporation
        300 High Point Avenue, Portsmouth,  RI  02871
        Tel: (401)683-6600  Fax: (401)683-6606